As filed with the Securities and Exchange Commission on December 29, 2003
                                                        File No. 811-6118
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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549



                                   FORM N-1A


                            REGISTRATION STATEMENT

                                     UNDER

                      THE INVESTMENT COMPANY ACT OF 1940

                               AMENDMENT NO. 15


                          TAX FREE RESERVES PORTFOLIO
              (Exact Name of Registrant as Specified in Charter)

                  125 Broad Street, New York, New York 10004
                   (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: 800-451-2010

                               Robert I. Frenkel
             300 First Stamford Place, Stamford, Connecticut 06902
                    (Name and Address of Agent for Service)

                                with a copy to
                             Roger P. Joseph, Esq.
                             Bingham McCutchen LLP
                              150 Federal Street
                          Boston, Massachusetts 02110

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                                EXPLANATORY NOTE


     Tax Free Reserves Portfolio has filed this Registration Statement pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Beneficial interests in the Portfolio are not being registered under the Securities Act of 1933, as amended, since such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may make investments in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Portfolio.

                                    PART A


Responses to Items 1,2,3,5 and 9 have been omitted pursuant to General Instruction B.2(b) of Form N-1A.


Item 4. Investment Objectives, Principal Investment Strategies, and Related
        Risks.

PORTFOLIO GOALS

The goals of Tax Free Reserves Portfolio are to provide investors in the Portfolio with high levels of current income exempt from federal income taxes, preservation of capital and liquidity. The Portfolio's goals may be changed without the approval of its investors, but not without written notice thereof to the Portfolio's investors at least 30 days prior to implementing the change. Of course, there is no assurance that the Portfolio will achieve its goals.

MAIN INVESTMENT STRATEGIES

o The Portfolio invests primarily in high quality municipal obligations and in participation or other interests in these obligations issued by banks, insurance companies and other financial institutions. Municipal obligations are debt securities issued by states, cities and towns and other public entities or qualifying issuers. The interest paid on these debt securities is free from federal income tax but is generally lower than the interest paid on taxable securities.

o Under normal market conditions, the Portfolio invests at least 80% of its assets in municipal obligations and interests in municipal obligations that pay interest that is exempt from federal income tax, including the federal alternative minimum tax.

o Subject to this 80% policy, the Portfolio may invest in high quality securities that pay interest that is subject to federal income tax or federal alternative minimum tax.

o The Portfolio may invest more than 25% of its assets in participation interests in municipal obligations that are issued by banks and/or backed by bank obligations.

The Portfolio's principal investment strategies are the strategies that, in the opinion of the Portfolio's manager are most likely to be important in trying to achieve the Portfolio's investment goals. Of course, there can be no assurance that the Portfolio will achieve its goals. Please note that the Portfolio may also use strategies and invest in securities that are not described below but that are described in Part B to this Registration Statement. The Portfolio may not use all of the strategies and techniques or invest in all of the types of securities described in this Part A or in Part B to this Registration Statement.

The Portfolio complies with industry regulations that apply to money market funds. These regulations require that the Portfolio's investments mature or be deemed to mature within 397 days from the date purchased and that the average maturity of the Portfolio's investments (on a dollar-weighted basis) be 90 days or less. In addition, the regulations require that all of the Portfolio's investments be in U.S. dollar-denominated high quality securities which have been determined by the manager to present minimal credit risks. To be high quality, a security (or its issuer) must be rated in one of the two highest short-term rating categories by nationally recognized rating agencies, such as Moody's or Standard & Poor's, or, if unrated, in the manager's opinion, be of comparable quality. Investors should note that within these two rating categories there may be sub-categories or gradations indicating relative quality. If the credit quality of a security deteriorates after the Portfolio buys it, the manager will decide whether the security should be held or sold.


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Money market instruments in which the Portfolio may invest include instruments specifically structured so that they are eligible for purchase by money market funds, including securities that have demand, tender or put features, or interest rate reset features, and may take the form of participation interests or receipts in an underlying security, in some cases backed by a financial institution serving as a liquidity provider. Some of these instruments may have an interest rate swap feature which substitutes a floating or variable interest rate for the fixed rate on an underlying security, or may represent the right to receive only the interest or principal component on the underlying security. These instruments may be considered to be derivatives.

WHAT ARE MONEY MARKET INSTRUMENTS?

A money market instrument is a short-term IOU issued by banks or other corporations, or the U.S. or a foreign government or state or local governments. Money market instruments typically have maturity dates of 13 months or less. Money market instruments may include certificates of deposit, bankers' acceptances, variable rate demand notes (where the interest rate is reset periodically and the holder may demand payment from the issuer at any time), fixed-term obligations, commercial paper (short term unsecured debt of corporations), and asset-backed securities (which are backed by pools of accounts receivable such as car installment loans or credit card receivables). In a repurchase agreement, the seller sells a security and agrees to buy it back at a later date (usually within seven days) and at a higher price, which reflects an agreed upon interest rate.

The Portfolio invests primarily in high quality municipal obligations, including municipal money market instruments, and in participation or other interests in municipal obligations. Under normal market conditions, the Portfolio invests at least 80% of its assets in municipal obligations and participation or other interests in municipal obligations that pay interest that is exempt from federal income tax, including the federal alternative minimum tax. However, except for the 80% policy, the Portfolio's investment goals and policies may be changed without a vote of investors.

Municipal obligations bought by the Portfolio must be rated in the highest two rating categories of nationally recognized rating agencies or, if unrated, be determined by the manager to be of comparable quality.

WHAT ARE MUNICIPAL OBLIGATIONS?

Municipal obligations are fixed and variable rate obligations issued by or on behalf of states and municipal governments, Puerto Rico and other U.S. territories, and their authorities, agencies, instrumentalities and political subdivisions, and by other qualifying issuers. The interest on these obligations is exempt from federal income tax, but is generally lower than the interest paid on taxable securities.

Longer term municipal obligations (municipal bonds) generally are issued to raise funds for construction or to retire previous debt. Short term obligations (municipal notes or commercial paper) may be issued to finance short term cash needs in anticipation of receipt of tax and other revenues.

The Portfolio may invest in both "general obligation" securities, which are backed by the full faith, credit and taxing power of the issuer, and in "revenue" securities, which are payable only from revenues from a specific project or another revenue source. The Portfolio also may invest in private activity bonds, which fund privately operated industrial facilities. Payment on these bonds generally is made from payments by the operators of the facilities and is not backed by the taxing authority of the issuing municipality. The Portfolio may invest in municipal lease obligations, which are undivided interests issued by a state or municipality in a lease or installment purchase which generally relates to equipment or facilities. In some cases, payments under municipal leases do not have to be made unless money is specifically approved for that purpose by an appropriate legislative body.


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The Portfolio may purchase municipal obligations under arrangements (called stand-by commitments) where it can sell the securities at an agreed-upon price and date under certain circumstances. The Portfolio can also purchase securities under arrangements (called when-issued or forward-delivery basis) where the securities will not be delivered immediately. The Portfolio will set aside the assets to pay for these securities at the time of the agreement.

The Portfolio may concentrate in participation interests issued by banks and/or backed by bank obligations. This means that the Portfolio may invest more than 25% of its assets in participation interests backed by banks. In a participation interest, the bank sells undivided interests in a municipal obligation it owns. These interests may be supported by a bank letter of credit or guarantee. The interest rate generally is adjusted periodically, and the holder can sell back to the issuer after a specified notice period. If interest rates rise or fall, the rates on participation interests and other variable rate instruments generally will be readjusted.


Subject to its 80% policy, the Portfolio may also invest in municipal obligations that are subject to federal alternative minimum tax. The Portfolio may also invest in taxable money market instruments, particularly if the after-tax return on those securities is greater than the return on municipal money market instruments. The Portfolio's taxable investments will be comparable in quality to its municipal investments. Under normal circumstances, not more than 20% of the Portfolio's assets are invested in taxable instruments. These investments would cause the amount of the Portfolio's income that is subject to tax to increase. Except for its 80% policy, the Portfolio's investment goals and policies may be change without investor vote.


Defensive Strategies. The Portfolio may, from time to time, take temporary defensive positions that are inconsistent with its principal investment strategies in attempting to respond to adverse market, political or other conditions. When doing so, the Portfolio may invest without limit in high quality taxable money market instruments, and may not be pursuing its investment objectives.

MANAGEMENT STYLE. Managers of mutual funds use different styles when selecting securities to purchase. The manager uses a "top-down" approach when selecting securities for the Portfolio. When using a "top-down" approach, the manager looks first at broad economic factors and market conditions, such as prevailing and anticipated interest rates. On the basis of those factors and conditions, the manager selects optimal interest rates and maturities and chooses certain sectors or industries within the overall market. The manager then looks at individual companies within those sectors or industries to select securities for the investment portfolio.

Since the Portfolio maintains a weighted average maturity of no more than 90 days, many of its investments are held until maturity. The manager may sell a security before maturity when it is necessary to do so to meet redemption requests. The manager may also sell a security if the manager believes the issuer is no longer as creditworthy, or in order to adjust the average weighted maturity of the Portfolio's investment portfolio (for example, to reflect changes in the manager's expectations concerning interest rates), or when the manager believes there is superior value in other market sectors or industries.

MAIN RISKS

Investing in a mutual fund involves risk. It is possible to lose money by investing in the Portfolio. Please remember that an investment in the Portfolio is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The principal risks of investing in the Portfolio are described below. Please note that there are many other factors that could adversely affect your investment and that could prevent the Portfolio from achieving its goals; these other factors are not described here. More information about risks appears in Part B to this Registration Statement. Before investing, you should carefully consider the risks that you will assume.

YIELD FLUCTUATION. The Portfolio invests in short term money market instruments. As a result, the amount of income paid to you by the Portfolio will go up or down depending on day-to-day variations in short term interest rates. Investing in high quality, short term instruments may result in a lower yield (the income or your investment) than investing in lower quality or longer-term instruments. When interest rates are very low, as they have been recently, the Portfolio's expenses could absorb all or a significant portion of the Portfolio's income.

CREDIT RISK. The Portfolio invests in debt securities that are rated, when the Portfolio buys them, in one of the two highest short term rating categories by nationally recognized rating agencies or, if unrated, in the manager's opinion are of comparable quality. However, it is possible that some issuers will be unable to make the required payments on debt securities held by the Portfolio. Debt securities also fluctuate in value based on the perceived creditworthiness of issuers. A default on an investment held by the Portfolio could cause the value of your investment in the Portfolio, or its yield, to decline.

INTEREST RATE AND MARKET RISK. A major change in interest rates or a significant decline in the market value of a Portfolio investment, or other market event, could cause the value of your investment in the Portfolio, or its yield, to decline.

NON-DIVERSIFIED STATUS. The Portfolio is a non-diversified mutual fund and may invest 25% or more of its assets in securities of issuers that are located in the same state, that derive income from similar type projects or that are otherwise related. As a result, many securities held by the Portfolio may be adversely affected by a particular single economic, business, regulatory or political event. You should consider the risk inherent in these policies when you compare the Portfolio with a more diversified mutual fund.

CONCENTRATION IN THE BANKING INDUSTRY. The Portfolio may concentrate in participation interests in municipal obligations that are issued by banks and/or backed by bank obligations. This means that an investment in the Portfolio may be particularly susceptible to adverse events affecting the banking industry. Banks are highly regulated. Decisions by regulators may limit the loans banks make and the interest rates and fees they charge, and may reduce bank profitability. Banks also depend on being able to obtain funds at reasonable costs to finance their lending operations. This makes them sensitive to changes in money market and general economic conditions. When a bank's borrowers get in financial trouble, their failure to repay the bank will also affect the bank's financial situation.

Item 6. Management, Organization and Capital Structure.

MANAGER

The Portfolio's investment manager is Citi Fund Management Inc. ("Citi Fund Management" or the "Manager"), 100 First Stamford Place, Stamford, Connecticut 06902. The Manager selects the Portfolio's investments, oversees its operations, and provides administrative services to the Portfolio. The Manager is an affiliate of Citigroup Inc. ("Citigroup"). Citigroup businesses produce a broad range of financial services - asset management, banking and consumer finance, credit and charge cards, insurance investments, investment banking and trading - and use diverse channels to make them available to consumer and corporate customers around the world. A team of individuals employed by the Manager manages the day-to-day operations of the Portfolio.

Citi Fund Management was established in 2001 to take over the mutual fund-related investment advisory operations of Citibank, N.A. ("Citibank") and together with Citibank affiliates in New York, London, Frankfurt, Tokyo, and Hong Kong, provides a broad range of fixed income and equity investment services to individuals and institutional clients throughout the world.

Citigroup affiliates, including their directors, officers or employees, may have banking and investment banking relationships with the issuers of securities that are held in the Portfolio. They may also own the securities of these issuers. However, in making investment decisions for the Portfolio, the Manager does not obtain or use material inside information acquired by any division, department or affiliate of Citigroup in the course of those relationships. Citigroup affiliates may have loans outstanding that are repaid with proceeds of securities purchased by the Portfolio.



RECENT DEVELOPMENTS

The Portfolio has received the following information from Citigroup Asset Management ("CAM"), the Citigroup business unit which includes the Portfolio's Investment Manager and other investment advisory companies, all of which are indirect, wholly-owned subsidiaries of Citigroup. CAM is reviewing its entry, through an affiliate, into the transfer agent business in the period 1997-1999. As CAM currently understands the facts, at the time CAM decided to enter the transfer agent business, CAM sub-contracted for a period of five years certain of the transfer agency services to a third party and also concluded a revenue guarantee agreement with this sub-contractor providing that the sub-contractor would guarantee certain benefits to CAM or its affiliates (the "Revenue Guarantee Agreement"). In connection with the subsequent purchase of the sub-contractor's business by an affiliate of the current sub-transfer agent (PFPC Inc.) used by CAM on many of the funds it manages, this Revenue Guarantee Agreement was amended eliminating those benefits in exchange for arrangements that included a one-time payment from the subcontractor.

The Boards of CAM-managed funds (the "Boards") were not informed of the Revenue Guarantee Agreement with the sub-contractor at the time the Boards considered and approved the transfer agent arrangements. Nor were the Boards informed of the subsequent amendment to the Revenue Guarantee Agreement when that occurred.

CAM has begun to take corrective actions. CAM will pay to the applicable funds $16 million (plus interest) that CAM and its affiliates received from the Revenue Guarantee Agreement and its amendment. CAM also plans an independent review to verify that the transfer agency fees charged by CAM were fairly priced as compared to competitive alternatives. CAM is instituting new procedures and making changes designed to ensure no similar arrangements are entered into in the future.

CAM has briefed the SEC, the New York State Attorney General and other regulators with respect to this matter, as well as the U.S. Attorney who is investigating the matter. CAM is cooperating with governmental authorities on this matter.

Citicorp Trust Bank, fsb. is the Portfolio's transfer agent.


MANAGEMENT FEES


For the fiscal year ended August 31, 2003, the fees paid by the Portfolio to Citi Fund Management, after waivers, were 0.11% of the Portfolio's average daily net assets for the year.


CAPITAL STOCK


Investments in the Portfolio have no preference, pre-emptive or conversion rights and are fully paid and non-assessable. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio holds special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.


The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the value of its investment in the Portfolio. Investments in the Portfolio may be transferred without prior written consent of the Trust. The Trustees may cause an investor's interests to be redeemed under certain circumstances.


Item 7.  Investor Information.

HOW NET INCOME IS CALCULATED

The Portfolio calculates its net income at 12:00 noon, Eastern time, every day the New York Stock Exchange ("NYSE") is open for trading. All the Portfolio's net income so determined is allocated pro rata among the investors in the Portfolio at the time of such determination. On days when the financial markets in which the Portfolio invests close early, net income may be calculated as of the earlier close of those markets. The Portfolio's securities are valued at amortized cost, which is approximately equal to market value.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, assuming that the investor invested all of its investable assets in the Portfolio.

THE PURCHASE AND REDEMPTION OF BENEFICIAL INTERESTS IN THE PORTFOLIO

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the Securities Act of 1933 (the "1933 Act"). Only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act may invest in the Portfolio. This Registration Statement is not an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received by the Portfolio. The net asset value of the Portfolio is determined once during each business day (a day the NYSE is open for trading) as of 12:00 noon, Eastern time. Securities are valued at amortized cost, which the Trustees of the Portfolio have determined in good faith constitutes fair value for the purposes of complying with the Investment Company Act of 1940 (the "1940 Act"). This valuation method will continue to be used until such time as the Trustees of the Portfolio determine that it does not constitute fair value for such purposes.

There is no minimum initial or subsequent investment in the Portfolio. However, since the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

An investor in the Portfolio may withdraw all or any portion of its investment at any time at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the business day the withdrawal is effected, but in any event within seven days.

Subject to compliance with applicable regulations, the Portfolio may pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being redeemed. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities into cash.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

TAX MATTERS

The Portfolio expects to be treated as a partnership for federal income tax purposes. As a result, the Portfolio does not expect to pay any federal income or excise taxes, and, generally, investors in the Portfolio should not recognize income or loss for federal income tax purposes when they invest in the Portfolio or when they receive distributions or make withdrawals from the Portfolio unless cash distributions or withdrawals exceed an investor's adjusted basis in its interest in the Portfolio. However, each investor, in determining its own federal income and excise tax liabilities, if any, will have to include the investor's share from time to time of the Portfolio's ordinary income, expenses, capital gains or losses, credits, tax-exempt income, and other items, whether or not distributed.

The Portfolio also expects that investors which seek to qualify as regulated investment companies under the Internal Revenue Code will be able to look to their proportionate share of the assets and gross income of the Portfolio for purposes of determining their compliance with the requirements applicable to such companies.

The foregoing tax discussion is only for an investor's general information, and does not take account of the special rules applicable to certain investors (such as tax-exempt investors) or a number of special circumstances. Each investor should consult its own tax advisers regarding the tax consequences in its circumstances of an investment in the Portfolio, as well as any state, local or foreign tax consequences to them of investing in the Portfolio.


Item 8. Distribution Arrangements.


The exclusive placement agent for the Portfolio is Citigroup Global Markets which receives no compensation for serving in this capacity.

                                    PART B



Item 10.  Cover Page and Table of Contents.


     This Part B sets forth information with respect to Tax Free Reserves Portfolio (the "Portfolio"), an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The date of this Part B and Part A to the Registration Statement for the Portfolio is December 29, 2003.



TABLE OF CONTENTS                                                        Page


Portfolio History........................................................B-2
Description of the Portfolio and Its Investments and Risks...............B-2
Management of the Portfolio..............................................B-11
Control Persons and Principal Holders
 of Securities...........................................................B-19
Investment Advisory and Other Services...................................B-20
Brokerage Allocation and Other Practices.................................B-21
Capital Stock and Other Securities.......................................B-22
Purchase, Redemption and Pricing of
 Securities..............................................................B-23
Taxation of the Portfolio................................................B-24
Underwriters.............................................................B-25
Calculations of Performance Data.........................................B-25
Financial Statements.....................................................B-25

Item 11.  Portfolio History.

     The Portfolio was organized as a trust under the laws of the State of New York on March 1, 1990.


Item 12.  Description of the Portfolio and Its Investments and Risks.

     The investment objectives of the Portfolio are to provide its investors with high levels of current income exempt from federal income taxes, preservation of capital and liquidity. There can, of course, be no assurance that the Portfolio will achieve its investment objectives. The investment objectives of the Portfolio may be changed without approval of the investors in the Portfolio. The Portfolio would, however, give written notice to its investors at least 30 days prior to implementing any change in its investment objectives.

     The Portfolio seeks its investment objectives by investing primarily in short-term, high quality fixed rate and variable rate obligations issued by or on behalf of states and municipal governments, and their authorities, agencies, instrumentalities and political subdivisions and other qualifying issuers, the interest on which is exempt from federal income taxes, including participation interests in such obligations issued by banks, insurance companies or other financial institutions. (These securities, whether or not the interest thereon is subject to the federal alternative minimum tax, are referred to herein as "Municipal Obligations.") Under normal market conditions, the Portfolio invests at least 80% of its assets in Municipal Obligations and interests in Municipal Obligations that pay interest that is exempt from federal income tax, including the federal alternative minimum tax.


     In determining the tax status of interest on Municipal Obligations, Citi Fund Management Inc., the Portfolio's investment manager ("Citi Fund Management" or the "Manager"), relies on opinions of bond counsel who may be counsel to the issuer. Although under normal circumstances the Portfolio will attempt to invest 100% of its assets in Municipal Obligations, the Portfolio reserves the right to invest up to 20% of its total assets in securities the interest income on which is subject to federal, state and local income tax or the federal alternative minimum tax. The Portfolio may invest more than 25% of its assets in participation certificates or other interests in Municipal Obligations issued or backed by banks. In view of this possible "concentration" in bank participation certificates, an investment in the Portfolio should be made with an understanding of the characteristics of the banking industry and the risks which such an investment may entail. (See "Variable Rate Instruments and Participation Interests" below.) The Portfolio may hold uninvested cash reserves pending investment. The Portfolio's investments may include "when-issued" or "forward delivery" Municipal Obligations, stand-by commitments and taxable repurchase agreements.


     The Portfolio is non-diversified which means that it is not subject to statutory restrictions under the 1940 Act with respect to limiting the investment of its assets in one or relatively few issuers. However, the Portfolio is required under rules applicable to money market funds to diversify its portfolio. Furthermore the Portfolio intends to qualify as a "regulated investment company" under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). In order so to qualify under current law, at the close of each quarter of the Portfolio's taxable year, at least 50% of the value of the Portfolio's total assets must be represented by cash, U.S. government securities, investment company securities and other securities limited in respect of any one issuer (or related issuers) to not more than 5% in value of the total assets of the Portfolio and not more than 10% of the outstanding voting securities of such issuer. In addition, and again under current law, at the close of each quarter of its taxable year, not more than 25% in value of the Portfolio's total assets may be invested in securities of one issuer (or two or more issuers that the Portfolio controls and that are engaged in the same or similar trades or businesses or related trades or businesses) other than U.S. government securities. The Portfolio may, however, invest 25% or more of its assets in securities that are related in such a way that an economic, business or political development or change affecting one of the securities would also affect the other securities including, for example, securities the interest upon which is paid from revenues of similar type projects, or securities the issuers of which are located in the same state. These policies may present greater risks than in the case of a more diversified investment company.

     All investments by the Portfolio mature or are deemed to mature within 397 days from the date of acquisition and the average maturity of the Portfolio's securities (on a dollar-weighted basis) is 90 days or less. The maturities of variable rate instruments held by the Portfolio are deemed to be the longer of the notice period, or the period remaining until the next interest rate adjustment, although the stated maturities may be in excess of 397 days. (See "Variable Rate Instruments and Participation Interests" below.)

     All investments by the Portfolio are "eligible securities," that is, rated in one of the two highest rating categories for short-term obligations by at least two nationally recognized statistical rating organizations (each a "NRSRO") assigning a rating to the security or issuer or, if only one NRSRO assigns a rating, that NRSRO, or, in the case of an investment which is not rated, of comparable quality as determined by the Manager under procedures approved by the Board of Trustees on the basis of its credit evaluation of the obligor or, if applicable, of the bank issuing a participation interest, letter of credit or guarantee, or insurance issued in support of the Municipal Obligations or participation interests. (See "Variable Rate Instruments and Participation Interests" below.) Such instruments may produce a lower yield than would be available from less highly rated instruments. (See "Ratings of Municipal Obligations" below.)

     The Portfolio's fundamental policy to invest at least 80% of its assets, under normal circumstances, in certain Municipal Obligations is described below in "Municipal Obligations." This policy may not be changed without approval of the investors in the Portfolio.

MUNICIPAL OBLIGATIONS. The Portfolio invests at least 80% of its assets, under normal circumstances, in Municipal Obligations, including:

     (1) Municipal bonds with remaining maturities deemed to be 397 days or less that are rated within the Aaa or Aa categories at the date of purchase by Moody's Investors Service, Inc. ("Moody's") or within the AAA or AA categories by Standard & Poor's Ratings Group ("Standard & Poor's") or Fitch IBCA, Duff & Phelps ("Fitch") and which present minimal credit risk as determined by the Manager under procedures approved by the Board of Trustees, or, if not rated by these rating agencies, are of comparable quality as determined by the Manager under procedures approved by the Board of Trustees on the basis of the credit evaluation of the obligor on the bonds or of the bank issuing a participation interest or guarantee or of any insurance issued in support of the bonds or the participation interests. See "Municipal Bonds" below.

     (2) Municipal notes with remaining maturities deemed to be 397 days or less that at the date of purchase are rated MIG 1/VMIG 1 or MIG 2/VMIG 2 by Moody's, SP-1+, SP-1 or SP-2 by Standard & Poor's or F-1 or F-2 by Fitch and which present minimal credit risk as determined by the Manager under procedures approved by the Board of Trustees, or, if not rated by these rating agencies, are of comparable quality as determined by the Manager under procedures approved by the Board of Trustees. See "Municipal Notes" below.

     (3) Municipal commercial paper that is rated Prime-1 or Prime-2 by Moody's, A-1+, A-1 or A-2 by Standard & Poor's or F-1 or F-2 by Fitch and which presents minimal credit risk as determined by the Manager under procedures approved by the Board of Trustees, or, if not rated by these rating agencies, is of comparable quality as determined by the Manager under procedures approved by the Board of Trustees. Issues of municipal commercial paper typically represent very short-term, unsecured, negotiable promissory notes. These obligations are often issued to meet seasonal working capital needs of municipalities or to provide interim construction financing and are paid from general revenues of municipalities or are refinanced with long-term debt. In most cases, municipal commercial paper is backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or other institutions which may be called upon in the even of default by the issuer of the commercial paper.

     Subsequent to its purchase by the Portfolio, a rated Municipal Obligation may cease to be rated or its rating may be reduced below the minimum required for purchase by the Portfolio. Neither event requires sale of such Municipal Obligation by the Portfolio (other than variable rate instruments which must be sold if they are not "high quality"), but the Manager considers such event in determining whether the Portfolio should continue to hold the Municipal Obligation. To the extent that the ratings given to the Municipal Obligations or other securities held by the Portfolio are altered due to changes in any of the Moody's, Standard & Poor's or Fitch ratings systems, the Manager adopts such changed ratings as standards for its future investments in accordance with the investment policies contained above and in the Part A to this Registration Statement. Certain Municipal Obligations issued by instrumentalities of the U.S. government are not backed by the full faith and credit of the U.S. Treasury but only by the creditworthiness of the instrumentality. The Portfolio's Board of Trustees has determined that any Municipal Obligation that depends directly, or indirectly through a government insurance program or other guarantee, on the full faith and credit of the U.S. government is considered to have a rating in the highest category. Where necessary to ensure that the Municipal Obligations are "eligible securities" (e.g., within the two highest ratings assigned by Moody's, Standard & Poor's or Fitch or, if not rated, are of comparable quality as determined by the Manager under procedures approved by the Board of Trustees), or where the obligations are not freely transferable, the Portfolio will require that the obligation to pay the principal and accrued interest be backed by an unconditional irrevocable bank letter of credit, a guarantee, insurance policy or other comparable undertaking of an approved financial institution.

     MUNICIPAL BONDS. Municipal bonds are debt obligations of states, cities, municipalities and municipal agencies and authorities which generally have a maturity at the time of issuance of one year or more and which are issued to raise funds for various public purposes, such as construction of a wide range of public facilities, refunding outstanding obligations or obtaining funds for institutions and facilities. The two principal classifications of municipal bonds are "general obligation" and "revenue" bonds. General obligation bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. The principal of and interest on revenue bonds are payable from the income of specific projects or authorities and generally are not supported by the issuer's general power to levy taxes. In some cases, revenues derived from specific taxes are pledged to support payments on a revenue bond.

     In addition, certain kinds of private activity bonds ("PABs") are issued by or on behalf of public authorities to provide funding for various privately operated industrial facilities, such as warehouse, office, plant and store facilities and environmental and pollution control facilities. PABs are, in most cases, revenue bonds. The payment of the principal and interest on PABs usually depends solely on the ability of the user of the facilities financed by the bonds or other guarantor to meet its financial obligations and, in certain instances, the pledge of real and personal property as security for payment. Many PABs may not be readily marketable; however, it is expected that the PABs or the participation certificates in PABs purchased by the Portfolio will have liquidity because they generally will be supported by demand features to "high quality" banks, insurance companies or other financial institutions.

     Municipal bonds may be issued as "zero coupon" obligations. Zero-coupon bonds are issued at a significant discount from their principal amount in lieu of paying interest periodically. Because zero-coupon bonds do not pay current interest in cash, their value is subject to greater fluctuation in response to changes in market interest rates than bonds that pay interest currently. Zero-coupon bonds allow an issuer to avoid the need to generate cash to meet current interest payments. Accordingly, such bonds may involve greater credit risks than bonds paying interest currently in cash. The Portfolio is required to accrue interest income on such investments and to distribute such amounts at least annually to shareholders even though zero-coupon bonds do not pay current interest in cash. Thus, it may be necessary at times for the Portfolio to liquidate investments in order to satisfy its dividend requirements.

     MUNICIPAL NOTES. There are four major varieties of state and municipal notes: Tax and Revenue Anticipation Notes ("TRANs"); Tax Anticipation Notes ("TANs"); Revenue Anticipation Notes ("RANs"); and Bond Anticipation Notes ("BANs"). TRANs, TANs and RANs are issued by states, municipalities and other tax-exempt issuers to finance short-term cash needs or, occasionally, to finance construction. Many TRANs, TANs and RANs are general obligations of the issuing entity payable from taxes or designated revenues, respectively, expected to be received within the related fiscal period. BANSs are issued with the expectation that their principal and interest will be paid out of proceeds from renewal notes or bonds to be issued prior to the maturity of the BANs. BANs are issued most frequently by both general obligation and revenue bond issuers usually to finance such items as land acquisition, facility acquisition and/or construction and capital improvement projects.

     MUNICIPAL LEASE OBLIGATIONS. Participations in municipal leases are undivided interests in a portion of a lease or installment purchase issued by a state or local government to acquire equipment or facilities. Municipal leases frequently have special risks not normally associated with general obligation bonds or revenue bonds. Many leases include "non-appropriation" clauses that provide that the governmental issuer has no obligation to make future payments under the lease or contract unless money is appropriated for such purpose by the appropriate legislative body on a yearly or other periodic basis. Although the obligations will be secured by the leased equipment or facilities, the disposition of the property in the event of non-appropriation or foreclosure might, in some cases, prove difficult. Municipal lease obligations are deemed to be illiquid unless otherwise determined by the Board of Trustees.

     VARIABLE RATE INSTRUMENTS AND PARTICIPATION INTERESTS. The Portfolio may purchase variable rate instruments and participation interests in Municipal Obligations. Variable rate instruments that the Portfolio may purchase are Municipal Obligations (including municipal notes and municipal commercial paper) that provide for a periodic adjustment in the interest rate paid on the instrument and permit the holder to receive payment upon a specified number of days' notice of the unpaid principal balance plus accrued interest either from the issuer or by drawing on a bank letter of credit, a guarantee or an insurance policy issued with respect to such instrument or by tendering or "putting" such instrument to a third party (called a liquidity feature). A participation interest in a Municipal Obligation gives the Portfolio an undivided interest in the Municipal Obligation in the proportion that the Portfolio's participation bears to the total principal amount of the Municipal Obligation and provides the liquidity feature.

     The variable rate instruments in which the Portfolio's assets may be invested are payable upon a specified period of notice which may range from one day up to one year. The terms of the instruments provide that interest rates are adjustable at intervals ranging from daily to up to one year and the adjustments are based upon the prime rate of a bank or other appropriate interest rate adjustment index as provided in the respective instruments. Variable rate instruments in which the Portfolio may invest include participation interests in variable or fixed-rate Municipal Obligations owned by a bank, insurance company or other financial institution or affiliated organizations. Although the rate of the underlying Municipal Obligations may be fixed, the terms of the participation interest may result in the Portfolio receiving a variable rate on its investment. The Manager has been instructed by the Trustees to monitor continually the pricing, quality and liquidity of the variable rate instruments held by the Portfolio, including the participation interests, on the basis of published financial information and reports of the rating agencies and other bank analytical services to which the Portfolio may subscribe. An unrated variable rate instrument may be determined to meet the Portfolio's high quality criteria if it is backed by a letter of credit or guarantee or a right to tender or put the instrument to a third party or if it is insured by an insurer that meets the high quality criteria for the Portfolio discussed above or on the basis of a credit evaluation of the underlying obligor. If the credit of the obligor is of "high quality," no credit support from a bank or other financial institution will be necessary. Each unrated variable rate instrument will be evaluated on a quarterly basis to determine that it continues to meet the Portfolio's high quality criteria.

     Variable rate instruments in which the Portfolio may invest include participation interests in variable rate, Municipal Obligations owned by a bank, insurance company or other financial institution or affiliated organizations. Although the rate of the underlying Municipal Obligations may be fixed, the terms of the participation interest may result in the Portfolio receiving a variable rate on its investment. A participation interest gives the Portfolio an undivided interest in the Municipal Obligation in the proportion that the Portfolio's participation bears to the total principal amount of the Municipal Obligation and provides the liquidity feature. Each participation may be backed by an irrevocable letter of credit or guarantee of, or a right to put to, a bank (which may be the bank issuing the participation interest, a bank issuing a confirming letter of credit to that of the issuing bank, or a bank serving as agent of the issuing bank with respect to the possible repurchase of the participation interest) or insurance policy of an insurance company that has been determined by the Manager under procedures approved by the Board of Trustees to meet the prescribed quality standards of the Portfolio. The Portfolio has the right to sell the participation interest back to the institution or draw on the letter of credit or insurance after a specified period of notice, for all or any part of the full principal amount of the Portfolio's participation in the security, plus accrued interest. The Portfolio intends to exercise the liquidity feature only (1) upon a default under the terms of the bond documents, (2) as needed to provide liquidity to the Portfolio in order to facilitate withdrawals from the Portfolio, or (3) to maintain a high quality investment portfolio. In some cases, this liquidity feature may not be exercisable in the event of a default on the underlying Municipal Obligations; in these cases, the underlying Municipal Obligations must meet the Portfolio's high credit standards at the time of purchase of the participation interest. Issuers of participation interests will retain a service and letter of credit fee and a fee for providing the liquidity feature, in an amount equal to the excess of the interest paid on the instruments over the negotiated yield at which the participations were purchased on behalf of the Portfolio. With respect to insurance, the Portfolio will attempt to have the issuer of the participation interest bear the cost of the insurance, although the Portfolio may also purchase insurance in which case the cost of insurance will be an expense of the Portfolio. The Manager has been instructed by the Portfolio's Board of Trustees to monitor continually the pricing, quality and liquidity of the variable rate instruments held by the Portfolio, including the participation interests, on the basis of published financial information and reports of the rating agencies and other bank analytical services to which the Portfolio may subscribe. Although participation interests may be sold, the Portfolio intends to hold them until maturity, except under the circumstances stated above. Participation interests may include municipal lease obligations. Purchase of a participation interest may involve the risk that the Portfolio will not be deemed to be the owner of the underlying Municipal Obligation for purposes of the ability to claim tax exemption of interest paid on that Municipal Obligation.

     Periods of high inflation and periods of economic slowdown, together with the fiscal measures adopted to attempt to deal with them, have brought wide fluctuations in interest rates. When interest rates rise, the value of fixed income securities generally falls; and vice versa. While this is true for variable rate instruments generally, the variable rate nature of the underlying instruments should minimize these changes in value. Accordingly, as interest rates decrease or increase, the potential for capital appreciation and the risk of potential capital depreciation is less than would be the case with a portfolio of fixed interest rate securities. Because the adjustment of interest rates on the variable rate instruments is made in relation to movements of various interest rate adjustment indices, the variable rate instruments are not comparable to long-term fixed rate securities. Accordingly, interest rates on the variable rate instruments may be higher or lower than current market rates for fixed rate obligations of comparable quality with similar maturities.

     Because of the variable rate nature of the instruments, when prevailing interest rates decline the Portfolio's yield will decline and its shareholders will forgo the opportunity for capital appreciation. On the other hand, during periods when prevailing interest rates increase, the Portfolio's yield will increase and its shareholders will have reduced risk of capital depreciation.

     For purposes of determining whether a variable rate instrument held by the Portfolio matures within 397 days from the date of its acquisition, the maturity of the instrument will be deemed to be the longer of (1) the period required before the Portfolio is entitled to receive payment of the principal amount of the instrument after notice or (2) the period remaining until the instrument's next interest rate adjustment, except that an instrument issued or guaranteed by the U.S. government or any agency thereof shall be deemed to have a maturity equal to the period remaining until the next adjustment of the interest rate. The maturity of a variable rate instrument will be determined in the same manner for purposes of computing the Portfolio's dollar-weighted average portfolio maturity.

     "WHEN-ISSUED" SECURITIES. The Portfolio may purchase securities on a "when-issued" or "forward delivery" basis. New issues of certain Municipal Obligations frequently are offered on a "when-issued" or "forward delivery" basis. The payment obligation and the interest rate that will be received on the Municipal Obligations are each fixed at the time the buyer enters into the commitment although settlement, i.e., delivery of and payment for the Municipal Obligations, takes place beyond customary settlement time (but normally within

45 days after the date of the Portfolio's commitment to purchase). Although the Portfolio will only make commitments to purchase "when-issued" or "forward delivery" Municipal Obligations with the intention of actually acquiring them, the Portfolio may sell these securities before the settlement date if deemed advisable by the Manager.

     Municipal Obligations purchased on a "when-issued" or "forward delivery" basis and the securities held in the Portfolio's investment portfolio are subject to changes in value based upon the market's perception of the credit-worthiness of the issuer and changes, real or anticipated, in the level of interest rates. The value of these Municipal Obligations and securities generally change in the same way, that is, both experience appreciation when interest rates decline and depreciation when interest rates rise. Purchasing Municipal Obligations on a "when-issued" or "forward delivery" basis can involve a risk that the yields available in the market on the settlement date may actually be higher or lower than those obtained in the transaction itself. A segregated account of the Portfolio consisting of cash or liquid debt securities equal to the amount of the "when-issued" or "forward delivery" commitments will be established at the Portfolio's custodian bank. For the purpose of determining the adequacy of the securities in the account, the deposited securities will be valued at market value. If the market value of such securities declines, additional cash or highly liquid securities will be placed in the account daily so that the value of the account will equal the amount of the Portfolio's commitments. On the settlement date of the "when-issued" or "forward delivery" securities, the Portfolio's obligations will be met from then-available cash flow, sale of securities held in the separate account, sale of other securities or, although not normally expected, from sale of the "when-issued" or "forward delivery" securities themselves (which may have a value greater or lesser than the Portfolio's payment obligations). Sale of securities to meet such obligations may result in the realization of capital gains or losses, which are not exempt from federal income tax. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.

     STAND-BY COMMITMENTS. When the Portfolio purchases Municipal Obligations, it may also acquire stand-by commitments from banks with respect to such Municipal Obligations. The Portfolio also may acquire stand-by commitments from broker-dealers. Under the stand-by commitment, a bank or broker-dealer agrees to purchase at the Portfolio's option a specified Municipal Obligation at a specified price. A stand-by commitment is the equivalent of a "put" option acquired by the Portfolio with respect to a particular Municipal Obligation held in the Portfolio's investment portfolio.

     The amount payable to the Portfolio upon the exercise of a stand-by commitment normally would be (1) the acquisition cost of the Municipal Obligation (excluding any accrued interest paid on the acquisition), less any amortized market premium or plus any amortized market or original issue discount during the period the Portfolio owned the security, plus (2) all interest accrued on the security since the last interest payment date during the period the security was owned by the Portfolio. Absent unusual circumstances relating to a change in market value, the Portfolio would value the underlying Municipal Obligation at amortized cost. Accordingly, the amount payable by a bank or dealer during the time a stand-by commitment is exercisable would be substantially the same as the market value of the underlying Municipal Obligation. The Portfolio values stand-by commitments at zero for purposes of computing the value of its net assets.

     The stand-by commitments that the Portfolio may enter into are subject to certain risks, which include the ability of the issuer of the commitment to pay for the securities at the time the commitment is exercised and the fact that the commitment is not marketable by the Portfolio and the maturity of the underlying security will generally be different from that of the commitment.


     TAXABLE SECURITIES. Although under normal circumstances the Portfolio attempts to invest 100% of its net assets in Municipal Obligations, the Portfolio may invest up to 20% of the value of its net assets in securities of the kind described below, the interest income on which is subject to state, local and federal income tax. Circumstances in which the Portfolio may invest in taxable securities include the following: (a) pending investment in the type of securities described above; (b) to maintain liquidity for the purpose of meeting anticipated withdrawals; and (c) when, in the opinion of the Manager, it is advisable to do so because of adverse market conditions affecting the market for Municipal Obligations. In addition, for temporary defensive purposes, the Portfolio may invest without limit in taxable securities. The kinds of taxable securities in which the Portfolio's assets may be invested are limited to the following short-term, fixed-income securities (maturing in 397 days or less from the time of purchase): (1) obligations of the U.S. government or its agencies, instrumentalities or authorities; (2) commercial paper rated Prime-1 or Prime-2 by Moody's, A-1+, A-1 or A-2 by Standard & Poor's or F-1+, F-1 or F-2 by Fitch; (3) certificates of deposit of U.S. banks with assets of $1 billion or more; and (4) repurchase agreements with respect to any Municipal Obligations or obligations of the U.S. government or its agencies, instrumentalities or authorities. As described above, the Portfolio's assets may also be invested in Municipal Obligations which are subject to an alternative minimum tax.


     STRUCTURED INSTRUMENTS. The Portfolio may invest in structured instruments. Structured instruments are money market instruments that have been structured to meet the regulatory requirements for investment by money market funds, typically by a bank, broker-dealer or other financial institution. They generally consist of a trust or partnership through which a fund holds an interest in one or more underlying bonds or other debt obligations coupled with a conditional right to sell ("put") the fund's interest in the underlying bonds at par plus accrued interest to a financial institution (a "Liquidity Provider"). With respect to tax-exempt instruments, the instrument is typically structured as a trust or partnership which provides for pass-through tax-exempt income. Structured instruments in which the Portfolio may invest include: (1) "Tender Option Bonds", which are instruments which grant the holder thereof the right to put an underlying bond at par plus accrued interest at specified intervals to a Liquidity Provider; (2) "Swap Products", in which the trust or partnership swaps the payments due on an underlying bond with a swap counterparty who agrees to pay a floating money market interest rate; and (3) "Partnerships", which allocate to the partners income, expenses, capital gains and losses in accordance with a governing partnership agreement.

     Structured instruments may be considered to be derivatives. Derivatives raise certain tax, legal, regulatory and accounting issues which may not be presented by direct investments in debt obligations. There is some risk that certain issues could be resolved in a manner that could adversely impact the performance of the Portfolio. For example, with respect to tax-exempt instruments, the tax-exempt treatment of the interest paid to the Portfolio is premised on the legal conclusion that the holders of such instruments have an ownership interest in the underlying bonds. While the Portfolio may rely on an opinion of legal counsel to the effect that the income from each such instrument is tax-exempt to the same extent as the underlying bond, the Internal Revenue Service (the "IRS") has not issued a ruling on this subject. Were the IRS to issue an adverse ruling, there is a risk that the interest paid on such derivative products would be deemed taxable.

     REPURCHASE AGREEMENTS. The Portfolio may invest its assets in repurchase agreements only with member banks of the Federal Reserve System or "primary dealers" (as designated by the Federal Reserve Bank of New York) in U.S. government securities. Under the terms of a typical repurchase agreement, the Portfolio would acquire an underlying debt instrument for a relatively short period (usually not more than one week) subject to an obligation of the seller to repurchase and the Portfolio to resell the instrument at a fixed price and time, thereby determining the yield during the Portfolio's holding period. This results in a fixed rate of return insulated from market fluctuations during such period. A repurchase agreement is subject to the risk that the seller may fail to repurchase the security. All repurchase agreements entered into by the Portfolio shall be fully collateralized at all times during the period of the agreement in that the value of the underlying security shall be at least equal to the amount of the loan, including the accrued interest thereon, and the Portfolio or its custodian or sub-custodian shall have control of the collateral, which the Manager believes will give the Portfolio a valid, perfected security interest in the collateral. This might become an issue in the event of the bankruptcy of the other party to the transaction. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Portfolio but only constitute collateral for the seller's obligation to pay the repurchase price. Therefore, the Portfolio may suffer time delays and incur costs in connection with the disposition of the collateral. The Manager believes that the collateral underlying repurchase agreements may be more susceptible to claims of the seller's creditors than would be the case with securities owned by the Portfolio. Repurchase agreements will give rise to income which will not qualify as tax-exempt income when distributed by the Portfolio. The Portfolio will not invest in a repurchase agreement maturing in more than seven days if any such investment together with illiquid securities held by the Portfolio exceed 10% of the Portfolio's total net assets. Repurchase agreements are also subject to the same risks described herein with respect to stand-by commitments.


     LENDING OF SECURITIES. Consistent with applicable regulatory requirements and in order to generate income, the Portfolio may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange ("NYSE") (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral received by the Portfolio would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, the Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and, with respect to cash collateral, would also receive any income generated by the Portfolio's investment of the collateral (subject to a rebate payable to the borrower). The borrower alternatively may pay the Portfolio a fee for use of the borrowed securities. The Portfolio would not have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Manager to be of good standing, and when, in the judgment of the Manager, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, the Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. If the Manager determines to make loans, it is not intended that the value of the securities loaned by the Portfolio would exceed 33 1/3% of the value of its net assets.


     PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS. The Portfolio may invest up to 10% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for the Portfolio to sell them promptly at an acceptable price.

     CERTAIN ADDITIONAL RISK FACTORS AFFECTING THE PORTFOLIO. The Portfolio may invest a portion of its assets in the obligations of the governments of Puerto Rico and other U.S. territories and their political subdivisions. Payment of interest and preservation of principal is dependent upon the continuing ability of such issuers and/or obligors of territorial, municipal and public authority debt obligations to meet their obligations thereunder. The sources of payment for such obligations and the marketability thereof may be affected by financial and other difficulties experienced by such issuers.


                            INVESTMENT RESTRICTIONS

     The Portfolio has adopted the following policies which may not be changed without approval by holders of a majority of the outstanding voting securities of the Portfolio, which as used in Part B of this Registration Statement means the vote of the lesser of (i) voting securities representing 67% or more of the voting power of the Portfolio present at a meeting at which holders of voting securities representing more than 50% of the voting power of the Portfolio are present or represented by proxy, or (ii) voting securities representing more than 50% of the voting power of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

     The Portfolio may not:

(1) borrow money except to the extent such borrowing is not prohibited by the 1940 Act and exemptive orders granted under such Act.

(2) underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act of 1933, as amended, in selling a portfolio security.

(3) purchase or sell real estate (excluding securities secured by real estate or interests therein and securities of companies, such as real estate investment trusts, which deal in real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts (excluding currencies and any type of option, futures contract and forward contract) in the ordinary course of its business. The Portfolio reserves the freedom of action to hold and to sell real estate, mineral leases, commodities or commodity contracts (including currencies and any type of option, futures contract and forward contract) acquired as a result of the ownership of securities.

(4) issue any senior securities except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act. For purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract and futures contract and collateral arrangements with respect to initial and variation margin are not deemed to be the issuance of a senior security.

(5) make loans except to the extent not prohibited by the 1940 Act and exemptive orders granted under such Act.

(6) purchase any securities of an issuer in a particular industry if as a result 25% or more of its total assets (taken at market value at the time of purchase) would be invested in securities of issuers whose principal business activities are in the same industry, except that the Portfolio may invest at least 25% of its assets in bank obligations issued by domestic banks, including bank participation interests in municipal obligations.

     For purposes of the investment restriction described above, the issuer of a tax-exempt security is deemed to be the entity (public or private) ultimately responsible for the payment of principal of and interest on the security. If, however, the creating government or some other entity, such as an insurance company or other corporate obligor, guarantees a security or a bank issues a letter of credit, such a guarantee or letter of credit may, in accordance with applicable Securities and Exchange Commission ("SEC") rules, be considered a separate security and treated as an issue of such government, other entity or bank. As a fundamental policy, under normal market conditions, the Portfolio invests at least 80% of its assets in municipal obligations and interests in municipal obligations that pay interest that is exempt from federal income tax, including the federal alternative minimum tax.

     As a non-fundamental policy, the Portfolio will not acquire any securities of registered open-end investment companies or registered unit investment trusts in reliance on Section 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act. This policy may be changed by the Board of Trustees of the Trust.


     PERCENTAGE AND RATING RESTRICTIONS. If a percentage restriction or a rating restriction (other than a restriction as to borrowing) on investment or utilization of assets set forth above or referred to elsewhere in this Registration Statement is adhered to at the time an investment is made or assets are so utilized, a later change in circumstances is not considered a violation of policy.

Item 13.  Management of the Portfolio.

TRUSTEES AND EXECUTIVE OFFICERS


     The Portfolio is supervised by a Board of Trustees. A majority of the Trustees are not affiliated with the Manager. The Trustees and officers of the Trust, their ages, their principal occupations during the past five years (their titles may have varied during that period), the number of investment companies associated with Citigroup, Inc. ("Citigroup") the Trustees oversee, and other directorships they hold are set forth below. The address of each Trustee, unless otherwise provided, is c/o R. Jay Gerken, 399 Park Avenue, New York, New York 10022. The address for Mr. Shoup and Ms. Guggino, officers of the Trust, is 125 Broad Street, New York, New York 10004. The address for all other officers is 300 First Stamford Place, Stamford, Connecticut 06902. Each Trustee and officer holds office until that individual resigns, retires or is otherwise removed.


     An asterisk in the table below identifies those Trustees and officers who are "interested persons" of the Trust as defined in the 1940 Act. Each Trustee and officer of the Portfolio noted as an interested person is interested by virtue of that individual's position with Citigroup or its affiliates described in the table below.


                                                                             NUMBER OF
                                                                            PORTFOLIOS IN    OTHER BOARD
                                                                               FUND          MEMBERSHIPS
                        POSITION(S)   LENGTH                                  COMPLEX          HELD BY
                        HELD WITH     OF TIME     PRINCIPAL OCCUPATION(S)   OVERSEEN BY     TRUSTEE DURING
NAME AND AGE              FUND        SERVED      DURING PAST FIVE YEARS      TRUSTEE       PAST FIVE YEARS

NON-INTERESTED
TRUSTEES:

Elliott J. Berv         Trustee      Since 1990   President and Chief       37            Board Member,American
Age 60                                            Operations Officer,                     Identity Corp.(doing
                                                  Landmark City (real                     business as Morpheus
                                                  estate development)(since               Technologies)(biometric
                                                  2002); Executive Vice                   information management)
                                                  President and Chief                     (since 2001; consultant
                                                  Operations Officer,                     since 1999); Director,
                                                  DigiGym Systems (on-                    Lapoint Industries
                                                  line personal training                  (industrial filter company)
                                                  systems)(since 2001);                   (since 2002); Director,
                                                  former Chief Executive                  Alzheimer's Association
                                                  Officer, Rocket City                    (New England Chapter)
                                                  Enterprises (internet                   (since 1998).
                                                  service company)(from
                                                  2000 to 2001); President,
                                                  Catalyst (consulting)
                                                  (since 1994).

Donald M. Carlton       Trustee      Since 2001   Consultant, URS           32            Director, American
Age 66                                            Corporation (engineering)               Electric Power (electric
                                                  (since 1999); former                    utility)(since 1999);
                                                  Chief Executive Officer,                Director, Valero Energy
                                                  Radian International                    (petroleum refining)(since
                                                  L.L.C. (engineering)                    1999); Director, National
                                                  (from 1996 to 1998);                    Instruments Corp.
                                                  Member of Management                    (technology)(since 1994).
                                                  Committee, Signature
                                                  Science (research and
                                                  development)(since
                                                  2000).

A. Benton               Trustee      Since 2001   Dean Emeritus and Wiley   32            Former Director, Randall's
Cocanougher                                       Professor, Texas A&M                    Food Markets, Inc. (from
Age 65                                            University (since 2001);                1990 to 1999); former
                                                  former Dean and                         Director, First American
                                                  Professor of Marketing,                 Bank and First American


                                                                             NUMBER OF
                                                                            PORTFOLIOS IN    OTHER BOARD
                                                                               FUND          MEMBERSHIPS
                        POSITION(S)   LENGTH                                  COMPLEX          HELD BY
                        HELD WITH     OF TIME     PRINCIPAL OCCUPATION(S)   OVERSEEN BY     TRUSTEE DURING
NAME AND AGE              FUND        SERVED      DURING PAST FIVE YEARS      TRUSTEE       PAST FIVE YEARS

                                                  College and Graduate                    Savings Bank (from 1994
                                                  School of Business of                   to 1999).
                                                  Texas A&M University
                                                  (from 1987 to 2001).

Mark T. Finn            Trustee      Since 2001   Adjunct Professor,        37            Former President and
Age 60                                            William College (since                  Director, Delta Financial,
                                                  September 2002);                        Inc. (investment advisory
                                                  Principal/Member, Belvan                firm) (from 1983 to 1999).
                                                  Partners/Balfour Vantage
                                                  - Manager and. General
                                                  Partner to the Vantage
                                                  Hedge Fund, LP (since
                                                  March 2002);
                                                  Chairman and Owner,
                                                  Vantage Consulting
                                                  Group, Inc. (investment
                                                  advisory and consulting
                                                  firm) (since 1988); former
                                                  Vice Chairman and Chief
                                                  Operating Officer,
                                                  Lindner Asset
                                                  Management Company,
                                                  (mutual fund company)
                                                  (from March 1999 to
                                                  2001); former General
                                                  Partner and Shareholder,
                                                  Greenwich Ventures, LLC
                                                  (investment partnership)
                                                  (from 1996 to 2001);
                                                  former President,
                                                  Secretary, and Owner,
                                                  Phoenix Trading Co.
                                                  (commodity trading
                                                  advisory firm) (from 1997
                                                  to 2000).

Stephen Randolph        Trustee      Since 2001   Partner, Capital          32            Director, United Telesis,
Gross                                             Investment Advisory,                    Inc.(telecommunications)
Age 56                                            Partners (consulting)                   (since 1997);Director,
                                                  (since January 2000);                   ebank.com, Inc. (since
                                                  former Managing                         1997); Director, Andersen
                                                  Director,Fountainhead                   Calhoun Inc.(assisted
                                                  Ventures, LLC                           living)(since 1987);
                                                  (consulting)(from 1998 to               former Director, Charter
                                                  2002); Secretary, Carint                Bank, Inc. (from 1987 to
                                                  N.A. (manufacturing)                    1997); former Director, Yu
                                                  (since 1988); former                    Save, Inc. (internet
                                                  Treasurer, Hank Aaron                   company) (from 1998 to
                                                  Enterprises (fast food                  2000); former Director,
                                                  franchise)(from 1985 to                 Hotpalm,Inc. (wireless
                                                  2001); Chairman, Gross,                 applications)(from 1998 to
                                                  Collins & Cress, PC;                    2000); former Director
                                                  (accounting. firm)(since                Ikon Ventures, Inc. (from
                                                  1980); Treasurer,                       1997 to 1998).
                                                  Coventry Limited, Inc.
                                                  (since 1985).

Diana R. Harrington     Trustee      Since 2001   Professor, Babson College 37            Former Trustee, The
Age 63                                            (since 1993).                           Highland Family of Funds
                                                                                          (investment company)
                                                                                          (from March 1997 to
                                                                                          March 1998).


                                                                             NUMBER OF
                                                                            PORTFOLIOS IN    OTHER BOARD
                                                                               FUND          MEMBERSHIPS
                        POSITION(S)   LENGTH                                  COMPLEX          HELD BY
                        HELD WITH     OF TIME     PRINCIPAL OCCUPATION(S)   OVERSEEN BY     TRUSTEE DURING
NAME AND AGE              FUND        SERVED      DURING PAST FIVE YEARS      TRUSTEE       PAST FIVE YEARS

Susan B. Kerley         Trustee       Since 2001  Consultant, Strategic     37            Director, Eclipse Funds
Age 52                                            Management Advisors,                    (currently supervises 17
                                                  LLC - Global Research                   investment companies in
                                                  Associates, Inc.                        fund complex)(since
                                                  (investment consulting)                 1990).
                                                  (since 1990).

Alan G. Merten          Trustee       Since 2001  President, George Mason   32            Director, Digital Net
Age 61                                            University (since 1996).                Holdings, Inc. (since
                                                                                          October 2003); Director,
                                                                                          Comshare, Inc.
                                                                                          (information technology)
                                                                                          (since 1985); former
                                                                                          Director, Indus
                                                                                          (information technology)
                                                                                          (from 1995 to 1997).

C. Oscar Morong, Jr.    Trustee       Since 2001  Managing Director,        37            Former Director, Indonesia
Age 68                                            Morong Capital                          Fund (closed-end fund)
                                                  Management (since                       (from 1990 to 1999);
                                                  1993).                                  Trustee, Morgan Stanley
                                                                                          Institutional Fund
                                                                                          (currently supervises 75
                                                                                          investment companies)
                                                                                          (since 1993).

R. Richardson Pettit    Trustee       Since 2001  Professor of Finance,     32            None
Age 61                                            University of Houston
                                                  (form 1977 to 2002);
                                                  Independent Consultant
                                                  (since 1984).

Walter E. Robb, III     Trustee       Since 1990  President, Benchmark      37            Director, John Boyle &
Age 77                                            Consulting Group, Inc.                  Co., Inc. (textiles)(since
                                                  (service company)(since                 1999); Director, Harbor
                                                  1991); Sole Proprietor,                 Sweets, Inc. (candy)(since
                                                  Robb Associates                         1990); Director, W.A.
                                                  (financial consulting)                  Wilde Co. (direct media
                                                  (since 1978); co-owner,                 marketing)(since 1982);
                                                  Kedron Design (gifts)                   Director, Alpha Grainger
                                                  (since 1978); former                    Manufacturing, Inc.
                                                  President and Treasurer,                (electronics)(since 1983);
                                                  Benchmark Advisors, Inc.                former Trustee, MFS
                                                  (corporate financial                    Family of Funds
                                                  consulting)(from 1989 to                (investment company)
                                                  2000).                                  (from 1985 to 2001);
                                                                                          Harvard Club of Boston
                                                                                          (Audit Committee) (since
                                                                                          2001).



                                                                             NUMBER OF
                                                                            PORTFOLIOS IN    OTHER BOARD
                                                                               FUND          MEMBERSHIPS
                        POSITION(S)   LENGTH                                  COMPLEX          HELD BY
                        HELD WITH     OF TIME     PRINCIPAL OCCUPATION(S)   OVERSEEN BY     TRUSTEE DURING
NAME AND AGE              FUND        SERVED      DURING PAST FIVE YEARS      TRUSTEE       PAST FIVE YEARS

INTERESTED TRUSTEE:

R. Jay Gerken*          Chairman,     Since 2002  Managing Director of      Chairman of   N/A
Age 52                  President                 Citigroup Global Markets  the Board,
                        and Chief                 Inc. ("CGM"); Chairman,   Trustee or
                        Executive                 President and Chief       Director of
                        Officer                   Executive Officer of      220 funds in
                                                  SBFM, Travelers           the Citigroup
                                                  Investment Adviser, Inc.  Fund
                                                  ("TIA") and Citi Fund     complex
                                                  Management Inc.
                                                  ("CFM"); President and
                                                  Chief Executive Officer
                                                  of certain mutual funds
                                                  associated with Citigroup
                                                  Inc.; formerly, Portfolio
                                                  Manager of Smith Barney
                                                  Allocation Series Inc.
                                                  (from 1996-2001) and
                                                  Smith Barney Growth and
                                                  Income Fund (from 1996-
                                                  2001).

OFFICERS:

Andrew Shoup*           Senior Vice   Since 2003  Director of Citigroup     N/A           N/A
Age 47                  President                 Asset Management; Chief
                        and Chief                 Administrative Officer of
                        Administrative            mutual funds associated
                        Officer                   with Citigroup Inc.; Head
                                                  of International Funds
                                                  Administration of
                                                  Citigroup Asset
                                                  Management (from 2001
                                                  to 2003); Director of
                                                  Global Funds
                                                  Administration of
                                                  Citigroup Asset
                                                  Management from (2000
                                                  to 2001); Head of U.S.
                                                  Citibank Funds
                                                  Administration of
                                                  Citigroup Asset
                                                  Management (from 1998
                                                  to 2000).

Frances Guggino*        Controller    Since 2002  Vice President,           N/A           N/A
Age 46                                            Citigroup Asset
                                                  Management (since
                                                  1991), Controller of
                                                  certain Funds associated
                                                  with Citigroup Inc. (since
                                                  1999); Controller of
                                                  certain funds associated
                                                  with Citigroup Inc. (since
                                                  1999).



                                                                             NUMBER OF
                                                                            PORTFOLIOS IN    OTHER BOARD
                                                                               FUND          MEMBERSHIPS
                        POSITION(S)   LENGTH                                  COMPLEX          HELD BY
                        HELD WITH     OF TIME     PRINCIPAL OCCUPATION(S)   OVERSEEN BY     TRUSTEE DURING
NAME AND AGE              FUND        SERVED      DURING PAST FIVE YEARS      TRUSTEE       PAST FIVE YEARS

Robert I. Frenkel*      Secretary     Since 2000  Managing Director and     N/A           N/A
Age 48                  Chief Legal   Since 2003  General Counsel, Global
                        Officer                   Mutual Funds for
                                                  Citigroup Asset
                                                  Management and its
                                                  predecessor (since 1994);
                                                  Secretary of Citi Fund
                                                  Management Inc.;
                                                  Secretary of certain funds
                                                  associated with Citigroup
                                                  Inc.; Chief Legal Officer
                                                  of mutual funds
                                                  associated with Citigroup
                                                  Inc.

Andrew Beagley*         Chief         Since 2002  Chief Anti-Money          N/A           N/A
Age 41                  Anti-Money                Laundering Compliance
                        Laundering                Officer of mutual funds
                        Compliance                associated with Citigroup
                        Officer                   Inc.; Director, Citigroup
                                                  Global Markets (since
                                                  2000); Director of
                                                  Compliance, North
                                                  America, Citigroup Asset
                                                  Management (since
                                                  2000); Director of
                                                  Compliance, Europe, the
                                                  Middle East and Africa,
                                                  Citigroup Asset
                                                  Management (from 1999
                                                  to 2000); Compliance
                                                  Officer, Salomon Brothers
                                                  Asset Management
                                                  Limited, Smith Barney
                                                  Global Capital
                                                  Management Inc.,
                                                  Salomon Brothers Asset
                                                  Management Asia Pacific
                                                  Limited (from 1997 to
                                                  1999).

Marianne Motley*        Assistant     Since 2000  Director, Mutual Fund     N/A           N/A
Age 44                  Treasurer                 Administration for
                                                  Citigroup Global Markets
                                                  (since 1994).

Thomas C. Mandia*       Assistant     Since 2000  Director and Deputy       N/A           N/A
Age 41                  Secretary                 General Counsel,
                                                  Citigroup Asset
                                                  Management (since 1992).

Rosemary D. Emmens*     Assistant     Since 2000  Vice President and        N/A           N/A
Age 34                  Secretary                 Associate General
                                                  Counsel, Citigroup Asset
                                                  Management (since
                                                  1998).

Harris Goldblat*        Assistant     Since 2000  Associate General         N/A           N/A
Age 34                  Secretary                 Counsel, Citigroup Asset
                                                  Management (since
                                                  2000); Associate, Stroock
                                                  & Stroock & Lavan LLP
                                                  (from 1997 to 2000).

                                                                             NUMBER OF
                                                                            PORTFOLIOS IN    OTHER BOARD
                                                                               FUND          MEMBERSHIPS
                        POSITION(S)   LENGTH                                  COMPLEX          HELD BY
                        HELD WITH     OF TIME     PRINCIPAL OCCUPATION(S)   OVERSEEN BY     TRUSTEE DURING
NAME AND AGE              FUND        SERVED      DURING PAST FIVE YEARS      TRUSTEE       PAST FIVE YEARS

Joseph Volpe*           Assistant     Since 2002  Vice President of         N/A           N/A
Age 41                  Controller                Citigroup Asset
                                                  Management (since
                                                  1992).

Joseph Genco*           Assistant     Since 2002  Assistant Vice President  N/A           N/A
Age 35                  Controller                of Citigroup Asset
                                                  Management (since
                                                  1997).



     The Board of Trustees has a standing Audit Committee comprised of all of the Trustees who are not "interested persons" of the Portfolio, within the meaning of the 1940 Act. The Audit Committee oversees the scope of the Portfolio's audit, the Portfolio's accounting and financial reporting policies and practices and its internal controls. The Audit committee approves, and recommends to the Non-Interested Trustees for their ratification, the selection, appointment, retention or termination of the Portfolio's independent auditors and approves the compensation of the independent auditors. The Audit Committee also approves all audit and permissible non-audit services provided to the Portfolio by the independent auditors and all permissible non-audit services provided by the Portfolio's independent auditors to its Manager and any affiliated service providers if the engagement related directly to the Portfolio's operations and financial reporting. During the most recent fiscal year, the Audit Committee met five times.

     The Board of Trustees also has a standing Governance Committee. All Trustees who are not "interested persons" of the Portfolio are members of the Governance Committee. The Governance Committee is responsible for, among other things, recommending candidates to fill vacancies on the Board. The Governance Committee met four times during the fiscal year ended August 31, 2003. The Governance Committee does not have a procedure to consider nominees recommended by investors.

     Because only investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" under Regulation D of the Securities Act of 1933, as amended (the "1933 Act"), may make investments in the Portfolio, no Trustee owns any interest in the Portfolio. The following table shows the amount of equity securities owned by the Trustees in the other investment companies associated with Citigroup supervised by the Trustees as of December 31, 2002:


                                                             AGGREGATE DOLLAR
                                                              RANGE OF EQUITY
                                                               SECURITIES IN
                                                                 INVESTMENT
                                                                 COMPANIES
                                 DOLLAR RANGE OF EQUITY       ASSOCIATED WITH
                                   SECURITIES IN THE        CITIGROUP OVERSEEN
     NAME OF TRUSTEE                   PORTFOLIO              BY THE TRUSTEE

     INTERESTED TRUSTEE

     R. Jay Gerken*                      none                 Over $100,000

     DISINTERESTED TRUSTEES

     Elliott J. Berv                     none                $10,001-$50,000

     Donald M. Carlton                   none                $10,001-$50,000

     A. Benton Cocanougher               none                $10,001-$50,000

     Mark T. Finn                        none                  $1-$10,000

     Stephen Randolph Gross              none                     none

     Diana R. Harrington                 none                $10,001-$50,000

     Susan B. Kerley                     none                  $1-$10,000

     Alan G. Merten                      none                  $1-$10,000

     C. Oscar Morong, Jr.                none                  $1-$10,000

     R. Richardson Pettit                none                $10,001-$50,000

     Walter E. Robb, III                 none                $50,001-$100,000

     None of the disinterested Trustees or their family members had any interest in the Manager, CitiGroup Global Markets, and any person directly or indirectly controlling, controlled by, or under common control with the Manager or CitiGroup Global Markets as of December 31, 2002.

     Information regarding compensation paid to the Trustees of the Trust for the fiscal year ended August 31, 2003 is set forth below. Mr. Gerken is not compensated for his services as Trustees because of his affiliation with the Manager.


     Each fund in the Citigroup Fund complex pays a pro rata share of Trustee fees based on asset size. The Portfolio currently pays each of the Trustees who is not a director, officer or employee of the Manager or any of its affiliates its pro rata share of $40,000 plus $7,500 for each Board of Trustees meeting attended, $2,500 for each special Board meeting attended, and $100 for each telephonic Board meeting in which that Trustee participates. In addition, each Trustee who is not a director, officer or employer of the Manager or any of its affiliates and who acts as Chairman of any Committee of the Board of Trustees receives an additional $5,000 for acting as Chairman of such Committee. The Portfolio will reimburse these Trustees for travel and out-of-pocket expenses incurred in connection with Board of Trustees meetings.

                          TRUSTEE COMPENSATION TABLE

------------------------------------------------------------------------------------------------
                                                                    TOTAL
                                                                 COMPENSATION
                                                 PENSION OR         FROM           NUMBER OF
                                                 RETIREMENT      PORTFOLIO AND     FUNDS IN
                                                BENEFITS PAID       FUND           COMPLEX
                              AGGREGATE          AS PART OF        COMPLEX        SUPERVISED
                           COMPENSATION FROM     PORTFOLIO          PAID TO           BY
TRUSTEE                     THE PORTFOLIO(1)     EXPENSES(1)      TRUSTEE(2)     TRUSTEE(2)(3)
------------------------------------------------------------------------------------------------
INTERESTED TRUSTEES
------------------------------------------------------------------------------------------------
R. Jay Gerken              $0                   None              $0               222
------------------------------------------------------------------------------------------------
DISINTERESTED TRUSTEES
------------------------------------------------------------------------------------------------
Elliott J. Berv            $   1,192            None              $70,000          35
------------------------------------------------------------------------------------------------
Donald M. Carlton          $   1,192            None              $70,000          30
------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
A. Benton Cocanougher      $   1,288            None              $70,100          30
------------------------------------------------------------------------------------------------
Mark T. Finn               $   1,235            None              $72,500          35
------------------------------------------------------------------------------------------------
Stephen Randolph Gross     $   1,189            None              $72,500          30
------------------------------------------------------------------------------------------------
Diana R. Harrington        $   1,189            None              $72,500          35
------------------------------------------------------------------------------------------------
Susan B. Kerley            $   1,192            None              $72,500          35
------------------------------------------------------------------------------------------------
Alan G. Merten             $   1,165            None              $70,000          30
------------------------------------------------------------------------------------------------
C. Oscar Morong, Jr.(4)    $   1,235            None              $90,500          35
------------------------------------------------------------------------------------------------
R. Richardson Pettit       $   1,165            None              $72,500          30
------------------------------------------------------------------------------------------------
Walter E. Robb, III(4)     $   1,192            None              $72,500          35
------------------------------------------------------------------------------------------------

-----------------------------------------------
(1)  Information for the fiscal year ended on August 31, 2003.
(2)  Information for the calendar year ended on December 31, 2002.
(3) Two of the funds in the Fund Complex were not operational during the calendar year ended December 31, 2002.
(4) Messrs. Morong and Robb have announced their intention to retire as Trustees of the Portfolio as of December 31, 2003.

     The Trustees have adopted a Retirement Plan for all Trustees who are not "interested persons" of the Portfolio, within the meaning of the 1940 Act. Under the Plan, all Trustees are required to retire from the Board as of the last day of the calendar year in which the applicable Trustee attains age 75 (certain Trustees who had already attained age 75 when the Plan was adopted are required to retire effective December 31, 2003). Trustees may retire under the Plan before attaining the mandatory retirement age. Trustees who have served as Trustee of the Trust or any of the investment companies associated with Citigroup for at least ten years and who have attained at least the age of 67 when they retire are eligible to receive the maximum retirement benefit under the Plan. The maximum retirement benefit is an amount equal to five times the amount of retainer and regular meeting fees payable to a Trustee during the calendar year ending on or immediately prior to the applicable Trustee's retirement. Trustees are first eligible to receive the minimum retirement benefit under the Plan (50% of the maximum benefit) after five years of service and attainment of at least the age of 67. Retirement benefit eligibility increases proportionately with each additional year of service until eligibility for the maximum benefit has been attained. Amounts under the Plan may be paid in installments or in twenty equal quarterly installments or, subject to the approval of the disinterest Trustees, a lump sum (discounted to present value). Benefits under the Plan are unfunded.

     The following table shows the estimated retirement benefit that would be payable under the Plan upon retirement at the specified compensation and years-of-service classifications.

                                             Years of Service

     Average
 Compensation in
    Last Year         5           6          7         8          9       10 Years
    of Service      Years       Years      Years     Years      Years     or More

     $50,000       $125,000   $150,000   $175,000   $200,000   $225,000   $250,000
     $60,000       $150,000   $180,000   $210,000   $240,000   $270,000   $300,000
     $70,000       $175,000   $210,000   $245,000   $280,000   $315,000   $350,000
     $80,000       $200,000   $240,000   $280,000   $320,000   $360,000   $400,000
     $90,000       $225,000   $270,000   $315,000   $360,000   $405,000   $450,000
    $100,000       $250,000   $300,000   $350,000   $400,000   $450,000   $500,000

     Assuming continuous service as a Trustee of the Funds until the age of mandatory retirement under the Plan, each disinterested Trustee will have achieved at least ten credited years of service and will be eligible for the maximum retirement benefit under the Plan.

     During the fiscal year ended August 31, 2003, former Trustees of the Portfolio received the following retirement benefits under the Plan: Mr. Riley
C. Gilley, an aggregate of $70,000 in 4 quarterly installment payments; and Mr.
E. Kirby Warren, an aggregate of $70,000 in 4 quarterly installment payments.


     Officers receive no compensation from the Portfolio, although they may be reimbursed for reasonable travel expenses for attending meetings of the Board of Trustees.

     The Portfolio's Declaration of Trust provides that the Portfolio will indemnify the Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, (as opposed to a full trial-type inquiry) by vote of a majority of disinterested Trustees or in a written opinion of legal counsel chosen by a majority of the Trustees, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. Rights to indemnification or insurance cannot be limited retroactively.

     In approving the investment management agreement with the Manager (the "Management Agreement"), the Board, including the independent Trustees considered the reasonableness of the advisory fee in light of the extent and quality of the advisory services provided and any additional benefits received by the Manager or its affiliates in connection with providing services to the Portfolio, compared the fees charged by the Manager to those paid by similar funds or clients for comparable services, and analyzed the expenses incurred by the Manager with respect to the Portfolio. The Board also considered the Portfolio's performance relative to a selected peer group and to other benchmarks, the expense ratio of the Portfolio in comparison to other funds of comparable size, and other factors. In addition, the Trustees considered information received at regular meetings throughout the year related to the performance and Manager services, and benefits potentially accruing to the Manager and its affiliates from securities lending, administrative and brokerage relationships with affiliates of the Manager, as well as research services received by the Manager from broker-dealers who execute transactions on behalf of the Portfolio. After requesting and reviewing such information as they deemed necessary, the Board concluded that the continuation of the Management Agreement was in the best interests of the Portfolio and its investors. The independent Trustees were advised by separate independent legal counsel throughout the process.

     The Portfolio, the Manager and the placement agent for the Portfolio each have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act. Each code of ethics permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Portfolio. However, the codes of ethics contain provisions and requirements designed to identify and address certain conflicts of interest between personal investment activities and the interests of the Portfolio. Of course, there can be no assurance that the codes of ethics will be effective in identifying and addressing all conflicts of interest relating to personal securities transactions.


Item 14.  Control Persons and Principal Holders of Securities.


     As of December 1, 2003, Citi Tax Free Reserves, a series of CitiFunds Trust III, and Citi Institutional Tax Free Reserves, a series of CitiFunds Institutional Trust (the "Funds") owned 34.6% and 65.4%, respectively, of the beneficial interests in the Portfolio.


     The Funds are registered investment companies which have informed the Portfolio that whenever requested to vote on matters pertaining to the

Portfolio (other than a vote to continue the Portfolio following the withdrawal of an investor) each will either hold a meeting of shareholders and will cast its vote in accordance with shareholder instructions, or otherwise in accordance with applicable law. If a Fund calls a meeting of its shareholders, to the extent that Fund does not receive instructions from its shareholders, the Fund will vote its shares in the Portfolio in the same proportion as the vote of shareholders who do give voting instructions. Alternatively, without seeking instructions from its shareholders, a Fund could vote its shares in the Portfolio in proportion to the vote of all the other investors in the Portfolio.


Item 15.  Investment Advisory and Other Services.

     Citi Fund Management manages the assets of the Portfolio pursuant to an investment management agreement (the "Management Agreement"). Subject to such policies as the Board of Trustees of the Portfolio may determine, the Manager manages the securities of and makes investment decisions for the Portfolio. The Manager furnishes at its own expense all services, facilities and personnel necessary in connection with managing investments and effecting securities transactions for the Portfolio. The Management Agreement provides that the Manager may delegate the daily management of the securities of the Portfolio to one or more subadvisers.

     Unless otherwise terminated, the Management Agreement will continue in effect for an initial two year period and thereafter will continue indefinitely as long as such continuance is specifically approved at least annually by the Portfolio's Trustees or by a vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, by a majority of the Trustees of the Portfolio who are not parties to the Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on the Management Agreement.

     The Manager provides the Portfolio with general office facilities and supervises the overall administration of the Portfolio, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Portfolio's independent contractors and agents; and arranging for the maintenance of books and records of the Portfolio. Trustees, officers, and investors in the Portfolio are or may be or may become interested in the Manager, as directors, officers, employees, or otherwise and directors, officers and employees of the Manager are or may become similarly interested in the Portfolio.

     The Management Agreement provides that the Manager may render services to others. The Management Agreement is terminable by the Portfolio without penalty on not more than 60 days' nor less than 30 days' written notice when authorized either by a vote of holders of shares representing a majority of the voting power of the outstanding voting securities of the Portfolio or by a vote of a majority of its Trustees, or by the Manager on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. The Management Agreement provides that neither the Manager nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under the Management Agreement.

     For its services under the Management Agreement, the Manager is entitled to receive a fee, which is accrued daily and paid monthly, of 0.20% of the Portfolio's average daily net assets on an annualized basis for the Portfolio's then-current fiscal year.


     For the fiscal year ended August 31, 2000, and for the period from September 1, 2000 to March 31, 2001, the fees paid to Citi Fund Management's predecessor, Citibank, under a prior Advisory Agreement, after waivers, were $746,484 and $474,434, respectively. For the periods from April 1, 2001 to August 31, 2001, and from September 1, 2001 to December 31, 2001, the fees paid to the Manager under a prior Management Agreement, after waivers, were $359,588 and $375,406, respectively. For the period from January 1, 2002 to August 31, 2002, the fees paid by the Portfolio to the Manager under its current Management Agreement were $769,062. For the fiscal year ended August 31, 2003, the fees paid by the Portfolio to the Manager under its current Management Agreement were $1,739,474.


     Prior to December 31, 2001, the Portfolio received administrative services under separate Administrative Services Agreements. For the period from January 1, 2001 to August 31, 2001, and for the period from September 1, 2001 to December 31, 2001, the Portfolio's Administrator was Smith Barney Fund Management LLC. Smith Barney Fund Management received a fee accrued daily and paid monthly at an annual rate not exceeding 0.05% of the assets of the Portfolio. Fees payable to Smith Barney Fund Management under the Administrative Services Agreement were voluntarily waived. For the fiscal year ended August 31, 2000 and for the period from September 1, 2000 to December 31, 2000, CFBDS, Inc. provided administrative services to the Portfolio. The fees payable to CFBDS were also voluntarily waived.

     The Portfolio has entered into a Transfer Agency and Service Agreement with Citicorp Trust Bank, fsb ("Citicorp Trust") pursuant to which Citicorp Trust acts as transfer agent for the Portfolio. Under the Transfer Agency and Service Agreement, Citicorp Trust maintains the account records for the Portfolio, handles certain communications between investors and the Portfolio and distributes distributions payable by the Portfolio. The principal business address of Citicorp Trust is 125 Broad Street, New York, New York 10004.

     The Portfolio has entered into a Custodian Agreement with State Street Bank and Trust Company ("State Street") pursuant to which State Street acts as custodian and provides fund accounting services for the Portfolio. Among other things, State Street calculates the daily net asset value for the Portfolio. Securities held for the Portfolio may be held by a sub-custodian bank approved by the Portfolio's Trustees. The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110.

     KPMG LLP are the independent auditors for the Portfolio. The principal business address of KPMG LLP is 757 Third Avenue, New York, New York 10017.

Item 16.  Brokerage Allocation and Other Practices.


     The Portfolio's purchases and sales of securities usually are principal transactions. Portfolio securities are normally purchased directly from the issuer or from an underwriter or market maker for the securities. There usually are no brokerage commissions paid for such purchases and no such commissions have been paid by the Portfolio during the past three fiscal years ended August 31, 2003. The Portfolio does not anticipate paying brokerage commissions. Any transaction for which the Portfolio pays a brokerage commission will be effected at the best execution available. Purchases from underwriters of securities include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers include the spread between the bid and asked price.


     Allocation of transactions, including their frequency, to various dealers is determined by the Manager in its best judgment and in a manner deemed to be in the best interest of investors in the Portfolio rather than by any formula. The primary consideration is prompt execution of orders in an effective manner at the most favorable price.

     Investment decisions for the Portfolio are made independently from those for any other account, series or investment company that is or may in the future become managed by the Manager or its affiliates. If, however, the Portfolio and other investment companies, series or accounts managed by the Manager are contemporaneously engaged in the purchase or sale of the same security, the transactions may be averaged as to price and allocated equitably to each account. In some cases, this policy may adversely affect the price paid or received by the Portfolio or the size of the position obtainable for the Portfolio. In addition, when purchases or sales of the same security for the Portfolio and for other investment companies, series or accounts managed by the Manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large denomination purchases or sales.

     Portfolio transactions may be executed with the Manager, or with any affiliate of the Manager, acting either as principal or as broker, subject to applicable law. No commissions on portfolio transactions were paid by any Portfolio during the fiscal year ended August 31, 2003 to the Manager or any affiliate of the Manager.


Item 17.  Capital Stock and Other Securities.

     The Portfolio is organized as a trust under the laws of the State of New York. Under its Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable. Investments in the Portfolio may not be transferred without prior written consent of the Trustees.

     The Trustees of the Trust may require the Trust to redeem the interests of any investors in the Portfolio for any reason at any time. Any such redemption will be conducted pursuant to the terms of the Declaration of Trust.

     Each investor is entitled to a vote in proportion to the value of its beneficial interest in the Portfolio. Investors in the Portfolio do not have cumulative voting rights. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio holds special meetings of investors when it is required to do so by law, or in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. Except in limited circumstances, the Trustees may, without any investor vote, amend or otherwise supplement the Declaration of Trust.


     The Portfolio may merge or consolidate or may sell, lease or exchange all or substantially all of its assets, if approved by interests representing a majority of the voting power of the outstanding interests in the Portfolio, or by a written consent, without a meeting of the holders of interests representing a majority of the voting power of the outstanding interests in the Portfolio. The Trustees of the Portfolio may reorganize or reincorporate the Portfolio without the vote or consent of its investors into a newly created entity. The Portfolio may also be terminated at any time by the affirmative vote of two-thirds of the voting power representing the outstanding interests of the Portfolio or by the Trustees of the Portfolio by written notice to its investors.


     The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually, but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each business day. At 12:00 noon, Eastern time, on each such business day, the value of each investor's interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in the Portfolio effective for that day. Any additions or withdrawals that are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 12:00 noon, Eastern time, on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 12:00 noon, Eastern time, on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 12:00 noon, Eastern time, on the following business day of the Portfolio.


Item 18.  Purchase, Redemption and Pricing of Securities.

     Beneficial interests in the Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     The Portfolio normally determines its net asset value as of 12:00 noon, Eastern time, on each day on which the NYSE is open for trading. As of the date of this Registration Statement, the NYSE will be open for trading every weekday except in the event of an emergency or for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order. On days when the financial markets in which the Portfolio invests close early, the Portfolio's net asset value may be determined as of the earlier close of these markets.

     The securities held by the Portfolio are valued at their amortized cost. Amortized cost valuation involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium. If fluctuating interest rates or other factors cause the market value of the securities held by the Portfolio to deviate more than 1/2 of 1% from their value determined on the basis of amortized cost, the Portfolio's Board of Trustees will consider whether any action should be initiated, as described in the following paragraph. Although the amortized cost method provides certainty in valuation, it may result in periods during which the stated value of an instrument is higher or lower than the price the Portfolio would receive if the instrument were sold.

     Pursuant to the rules of the SEC, the Portfolio's Board of Trustees has established procedures to stabilize the value of the Portfolio's net assets within 1/2 of 1% of the value determined on the basis of amortized cost. These procedures include a review of the extent of any such deviation of net asset value, based on available market quotations. Should that deviation exceed 1/2 of 1%, the Portfolio's Board of Trustees would consider whether any action should be initiated to eliminate or reduce material dilution or other unfair results to the investors in the Portfolio. Such action may include withdrawal in kind, selling its securities prior to maturity and utilizing a net asset value as determined by using available market quotations. The Portfolio maintains a dollar-weighted average maturity of 90 days or less, does not purchase any instrument with a remaining maturity greater than 397 days or subject to a repurchase agreement having a duration of greater than 397 days, limits its investments, including repurchase agreements, to those U.S. dollar-denominated instruments that have been determined by or on behalf of the Manager to present minimal credit risks and complies with certain reporting and recordkeeping procedures. The Portfolio has also established procedures to ensure that securities purchased by it meet its high quality criteria.

     Subject to compliance with applicable regulations, the Portfolio has reserved the right to pay the redemption price of beneficial interests in the Portfolio, either totally or partially, by a distribution in kind of securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

     The Portfolio may suspend the right of redemption or postpone the date of payment for beneficial interests in the Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the NYSE is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.


Item 19. Taxation of the Portfolio.

     The Portfolio is organized as a trust under New York law. The Portfolio has determined, on the basis in part of an opinion of special tax counsel, that it is properly treated as a partnership for federal income tax and New York tax purposes. The Declaration of Trust provides that the Trustees shall have the power to take all actions and to execute all forms and other documents that they determine, in their sole discretion, to be necessary to achieve such treatment. Accordingly, the Portfolio does not expect to pay any income taxes, but each investor in the Portfolio must take into account its share of the Portfolio's ordinary income, expenses, capital gains or losses, credits and other items in determining its income tax liability. The determination of such share will be made in accordance with the governing instruments of the Portfolio and the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

     The Portfolio's taxable year-end is August 31. Although the Portfolio is not subject to federal income tax, it files appropriate federal income tax returns.

     The Portfolio believes that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and should be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. Each such investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether the Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.

     In order to enable an investor in the Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to the nature of the Portfolio's gross income and the composition (diversification) of the Portfolio's assets as if those requirements were directly applicable to the Portfolio, and to allocate and permit withdrawals of its net investment income (including net investment income derived from interest on Municipal Obligations) and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.

     The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income (including net investment income derived from interest on Municipal Obligations), net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable Treasury regulations.

     Investors generally will not recognize any gain or loss for federal income tax purposes on contributions to the Portfolio or on withdrawals from the Portfolio. However, to the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in the Portfolio, the investor will generally recognize gain for federal income tax purposes. In addition, if, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally recognize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive share of items of realized net income (including income, if any, exempt from Federal income tax) and gain, and reduced, but not below zero, by the amounts of its distributive share of items of realized net loss and the amounts of any distributions received by the investor.

     There are certain tax issues which will be relevant to only certain of the Portfolio's investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to the Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met.

     The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-United States tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in the Portfolio.


Item 20.  Underwriters.

     The exclusive placement agent for the Portfolio is Salomon Smith Barney, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.


Item 21.  Calculations of Performance Data.

     Not applicable.


Item 22.  Financial Statements.


     The financial statements contained in the Annual Report of the Portfolio, as filed with the Securities and Exchange Commission (Accession Number 0000930413-03-003223), for the fiscal year ended August 31, 2003 are incorporated by reference into this Part B.


     A copy of the Annual Report of the Portfolio accompanies this Part B.

                                    PART C


Item 23. Exhibits.

***a(1)    Amended and Restated Declaration of Trust of the Registrant

a(2)       Amendment to Amended and Restated Declaration of Trust of the Registrant

***b       By-Laws of the Registrant

****d      Management Agreement between the Registrant and Citi Fund Management Inc., as manager

****e      Form of Placement Agency Agreement by and between Registrant and Citigroup Global
           Markets Inc. (formlery Salomon Smith Barney Inc.)

*g         Custodian Contract between the Registrant and State Street Bank and Trust Company ("State
           Street"), as custodian

****h(1)   Form of Transfer Agency and Services Agreement between the Registrant and Citicorp Trust
           Bank, fsb (formerly Travelers Bank & Trust, fsb, formerly Citi Fiduciary Trust, formerly
           Smith Barney Private Trust Company)

****h(2)   Letter Agreement to Transfer Agency and Services Agreement

**p        Codes of Ethics

---------------------------------------------------
* Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-6118) as filed with the Securities and Exchange Commission on December 30, 1996.
** Incorporated herein by reference to the Registration Statement for Institutional Portfolio on Form N-1A (File No. 811-10407) as filed with the Securities and Exchange Commission on June 8, 2001.
*** Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-6118) as filed with the Securities and Exchange Commission on December 31, 2001.
**** Incorporated herein by reference to Registrant's Registration Statement on Form N-1A (File No. 811-6118) as filed with the Securities and Exchange Commission on December 30, 2002.

Item 24.  Persons Controlled by or under Common Control with Registrant.

     Not applicable.

Item 25.  Indemnification.

     Reference is hereby made to (a) Article V of the Registrant's Amended and Restated Declaration of Trust, incorporated herein by reference as an exhibit to its Registration Statement on Form N-1A and (b) Section 4 of the Placement Agency Agreement by and between the Registrant and Citigroup Global Markets Inc. (formerly Salmon Smith Barney Inc.) filed as an exhibit hereto.

     The Trustees and officers of the Registrant and the personnel of the Registrant's manager are insured under errors and omissions liability insurance policies. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 26.  Business and Other Connections of Investment Adviser.

     Manager - Citi Fund Management Inc. ("Citi Fund Management") was incorporated in January, 2001 under the laws of the State of Delaware. Citi Fund Management is a wholly owned subsidiary of Smith Barney Fund Management LLC, which is an indirect wholly owned subsidiary of Citigroup Inc.

     Citi Fund Management is registered as an investment adviser under the Investment Advisers Act of 1940. The list required by this Item 26 of officers and directors of Citi Fund Management together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Part I of Form ADV filed by Citi Fund Management pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-60004).

Item 27.  Principal Underwriters.

     (a) Citigroup Global Markets Inc. ("CGM") (formerly Salomon Smith Barney Inc.), the Registrant's placement agent, is the distributor for Smith Barney Trust II, CitiFunds Trust III, CitiFunds Premium Trust and CitiFunds Institutional Trust. CGM is the placement agent for Institutional Portfolio, U.S. Treasury Reserves Portfolio and Cash Reserves Portfolio.

     CGM is also the distributor for the following funds: Salomon Funds Trust, Smith Barney Allocation Series Inc., Smith Barney Trust II, Smith Barney Investment Series, Consulting Group Capital Markets Funds, High Income Opportunity Fund Inc., Intermediate Municipal Fund, Inc., Smith Barney Small Cap Core Fund, Inc., Smith Barney Investment Trust, Real Estate Income Fund Inc., Managed High Income Portfolio Inc., Managed Municipals Portfolio Inc., Municipal High Income Fund Inc., Citigroup Investments Corporate Loan Fund Inc., Zenix Income Fund Inc., Salomon Brothers Capital Fund Inc., Salomon Brothers Investors Value Fund Inc., Salomon Brothers Fund, Salomon Brothers Institutional Series Fund Inc., Salomon Brothers Series Funds Inc., Salomon Brothers Variable Series Funds Inc., Salomon Brothers Opportunity Fund Inc., Salomon Brothers 2008 Worldwide Government Term Trust, Salomon Brothers High Income Fund, Salomon Brothers High Income Fund II, Salomon Brothers Emerging Markets Income Fund Inc., Salomon Brothers Emerging Markets Income Fund II Inc., Salomon Brothers Emerging Markets Floating Rate Fund Inc., Salomon Brothers Global High Income Fund Inc., Salomon Brothers Global Partners Income Fund Inc., Salomon Brothers Emerging Markets Debt Fund Inc., Salomon Brothers Municipal Partners Fund Inc., Salomon Brothers Municipal Partners Fund II Inc., Greenwich Street Series Fund, SB Adjustable Rate Income Fund, Smith Barney Aggressive Growth Fund Inc., Smith Barney Appreciation Fund Inc., Smith Barney Arizona Municipals Fund Inc., Smith Barney California Municipals Fund Inc., Smith Barney Equity Funds, Smith Barney Fundamental Value Fund Inc., Smith Barney Funds, Inc., Smith Barney Income Funds, Smith Barney Institutional Cash Management Fund, Inc., Smith Barney Investment Funds, Inc., Smith Barney Managed Governments Fund Inc., Smith Barney Managed Municipals Fund Inc., Smith Barney Massachusetts Municipals Fund, Smith Barney Money Funds, Inc., Smith Barney Muni Funds, Smith Barney Municipal Money Market Fund, Inc., Smith Barney New Jersey Municipals Fund Inc., Smith Barney Oregon Municipals Fund, Smith Barney Principal Return Fund, Smith Barney Sector Series Inc., Smith Barney Telecommunications Trust, Smith Barney World Funds, Inc., Travelers Series Fund Inc., and various series of unit investment trusts.

     (b) The information required by this Item 27 with respect to each director, officer and partner of CGM is incorporated by reference to Schedule A of Form BD filed by CGM pursuant to the Securities Exchange Act of 1934 (SEC File No. 8-8177).

     (c) Not applicable.

Item 28.  Location of Accounts and Records.

The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:

           NAME                                       ADDRESS

Citigroup Global Markets Inc.                  388 Greenwich Street
(formerly Salomon Smith Barney, Inc.)          New York, NY  10013
(placement agent)

State Street Bank and Trust                    225 Franklin Street
Company                                        Boston, MA  02110
(custodian)

Citicorp Trust Bank, fsb                       125 Broad Street
(f/k/a Travelers Bank and Trust, fsb)          New York, NY  10004
(transfer agent)

Citi Fund Management Inc.                      100 First Stamford Place
(investment manager)                           Stamford, CT  06902


Item 29.  Management Services.

     Not applicable.

Item 30.  Undertakings.

     Not applicable.

                                   SIGNATURE

     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Stamford, and the State of Connecticut, on the 29th day of December, 2003.


                                       TAX FREE RESERVES PORTFOLIO


                                       By: /s/ Rosemary D. Emmens
                                           -------------------------
                                           Rosemary D. Emmens,
                                           Assistant Secretary

                                 EXHIBIT INDEX



Exhibit:   Description:

a(2) Amendment to Amended and Restated Declaration of Trust of the Registrant